UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
L-1 IDENTITY SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On January 18, 2011, L-1 Identity Solutions, Inc. filed a Form 8-K, the text of which is set forth below:
On January 12, 2011, L-1 Identity Solutions, Inc. (the “Company”) received notification from the Federal Trade Commission that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) applicable to the previously announced Safran merger transaction was terminated. L-1 continues to expect the Safran merger to close during the first quarter of 2011, subject to the timing of the Committee on Foreign Investment in the United States (“CFIUS”) process in respect of the Safran merger, and assuming satisfaction or waiver of all other applicable conditions.
With respect to the previously announced sale of L-1’s intelligence services business group (the “Intel Sale”) to BAE Systems Information Solutions Inc. (“BAE Systems”), the waiting period under the HSR Act applicable to the pending Intel Sale has terminated, and the Company and BAE Systems have received written notice from CFIUS that review of the Intel Sale has concluded and that there are no unresolved national security concerns with respect to such Intel Sale. L-1 expects the Intel Sale to close in the first quarter of 2011, subject to the receipt of a U.S. government customer’s confirmation of a planned contract novation (as further described below) and assuming satisfaction or waiver of all of other applicable conditions.
In connection with the pending Intel Sale, on January 14, 2011, the Company delivered notice to BAE Systems providing for the exercise of the Company’s right to extend the outside termination date under Section 8.1(b) of the Purchase Agreement, dated as of September 19, 2010 (the “Intel Purchase Agreement”), by and between the Company and BAE Systems. As previously disclosed, the Intel Purchase Agreement provides that either party may terminate the agreement beginning on January 19, 2011 (the “Outside Date”) if the Intel Sale had not been consummated by such date, subject to certain rights of the parties to extend the Outside Date for an additional two months in certain circumstances. Pursuant to such rights, the Company has elected (and BAE Systems has agreed) to extend the Outside Date until March 19, 2011 to allow for additional time to complete the novation of a certain U.S. government contract as required by the Intel Purchase Agreement. Such contract and related assets have been transferred to a third party in accordance with the Intel Purchase Agreement and the parties are waiting for formal confirmation of the novation from the affected U.S. government customer.
Forward Looking Statements
This document contains forward-looking statements that involve risks and uncertainties. Forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect the Company’s current views based on management’s beliefs and assumptions and information currently available. Forward-looking statements concerning future plans or results are necessarily only estimates, and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the availability of customer funding for L-1 products and solutions, general economic and political conditions, the timing of consummating the previously announced proposed transactions with BAE Systems and Safran SA, the risk that a condition to closing such transactions may not be satisfied or waived, the risk that a regulatory approval that may be required for such transactions is not obtained or is obtained subject to conditions that are not anticipated, the ability of the Company to successfully refinance or amend its credit agreement on a timely basis if required, and additional risks and uncertainties described in the Securities and Exchange Commission filings of L-1 Identity Solutions, including its Form 10-K for the year ended December 31, 2009 and the Company’s Form 10-Q for the quarter ended September 30, 2010 and the Form 8-K filed on November 17, 2010. L-1 Identity Solutions expressly disclaims any intention or obligation to update any forward-looking statements.

Important Information for Investors and Stockholders
This communication may be deemed to be solicitation material in respect of the proposed acquisition of L-1 by Safran. In connection with the proposed acquisition, on January 3, 2011, L-1 filed a definitive proxy statement on Schedule 14A with the SEC. INVESTORS AND SECURITY HOLDERS OF L-1 ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED ACQUISITION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT L-1, SAFRAN AND THE PROPOSED ACQUISITION.
The definitive proxy statement in connection with the proposed merger has been mailed to stockholders of L-1. Investors and security holders may obtain a copy of the definitive proxy statement filed on January 3, 2011, and any other documents or related materials (when they become available) filed with the SEC free of charge at the SEC’s web site at www.sec.gov. The definitive proxy statement, and such other documents and related materials, when they become available, may also be obtained free of charge on L-1’s website at www.L1ID.com under the tab “Investor Relations” or by contacting L-1’s investor relations department at (203) 504-1109.
L-1 and its directors and executive officers may be deemed to be participants in the solicitation of proxies of L-1 stockholders in connection with the proposed acquisition. Information regarding L-1’s directors and executive officers is set forth in L-1’s proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on March 16, 2010. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are set forth in the definitive proxy statement filed on January 3, 2011.